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                                                                   Exhibit 10.16




                            CONFIDENTIALITY AGREEMENT
                    BIODELIVERY SCIENCES INTERNATIONAL, INC.

         THIS AGREEMENT is made and entered into by and between BioDelivery Sciences International, Inc. an Indiana corporation (hereinafter referred to and defined as the "Company") and Francis E. O'Donnell, MD, (hereinafter referred to and defined as the "Second Party").

         WHEREAS, the Company is in the business of developing and commercializing proprietary and patented cochleate delivery technology;

         WHEREAS, Second Party is an employee of the Company;

         WHEREAS, Second Party recognizes that by virtue of Second Party's relationship with the Company, Second Party has or will acquire a special knowledge of the Company and the clients, accounts, business lists, prospects, records, corporate policies, operational methods and techniques and other useful information and trade secrets of the Company (hereinafter all collectively and referred to and defined as "Confidential Information");

         WHEREAS, Second Party acknowledges that the Company's Confidential Information represents valuable, special and unique assets of the Company; and

         WHEREAS, Second Party acknowledges that the Company's legitimate business interests include the Confidential Information and the Company's customer goodwill (hereinafter referred to and defined as "the Company's Legitimate Business Interests") and that the Company's Legitimate Business Interests would be harmed if Second Party would divulge or disclose the Confidential Information to any third-party while the Second Party is a stockholder of the Company, or at anytime thereafter.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and for additional good and valuable consideration the receipt and sufficiency of which is acknowledged by the parties, the parties mutually agree as follows:

         1. CONFIRMATION OF RECITALS. The foregoing recitals are true and correct and are hereby ratified and confirmed by the parties and are made an integral part of this Agreement; as such, the recitals shall be used in any construction of this Agreement, especially as it relates to the intent of the parties.

         2. CONFIDENTIAL INFORMATION. As used in this Agreement, "Confidential Information" shall mean any information and data, oral, written, electronic or other media relating to the business of the Company including, but not by way of limitation, the following sources of supply, contractual relationships, other advantageous relationships, sales, marketing and distribution strategies, customers list and information, financial information and other data which are the property of the Company and which the Company has not marked "non-confidential".
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         3. PROTECTION OF CONFIDENTIAL INFORMATION. Second Party shall maintain, on a confidential basis, all material and information designated as "confidential" by the Company and not disclose nor divulge same to any third party, during the term of Second Party's Employment Agreement with the Company and for a period of two years thereafter, except as otherwise provided below:

                  a.       With advance approval of the Company;

                  b. Information already in the possession of the third party;

                  c.       Information which is part of the public domain;

                  d. Information which is disclosed pursuant to a lawful requirement or good faith obligation to a governmental agency;

                  e. Information which was developed independently by the Second Party; and

                  f.       Information described by requirement of law.

         4. INJUNCTION AND DAMAGES. Second Party agrees that this Agreement is important, material and gravely affects the effective and successful conduct of the business of the Company, and it also affects the Company's reputation and goodwill, and is necessary to protect the Company's Legitimate Business Interests. The Second Party further recognizes and agrees that the Company will suffer irreparable injury in the event of Second Party's breach of any covenant or agreement contained in this Agreement and cannot be compensated by monetary damages alone. Accordingly, the Second Party agrees that, in addition to and without limiting any other remedies or rights that the Company may have, the Company shall have the right to obtain injunctive relief, both temporary and permanent, against the Second Party from any court of competent jurisdiction. In addition to said injunctive relief, the Company shall also be entitled to seek damages, including, but not limited to, compensatory, incidental, consequential, exemplary, and lost profits damages. Second Party agrees to pay the Company's reasonable attorney's fees and costs for enforcement of this Agreement, if the Second Party breaches this Agreement.

         5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

         6. SURVIVORS. This Agreement survives after Second Party is no longer a stockholder in the Company.

         7. MISCELLANEOUS. No change, addition, deletion, or amendment of this Agreement shall be valid or binding upon Second Party or the Company unless in writing and signed by Second Party and the Company. The rights of the Company under this Agreement may be assigned; however, the covenants and agreements of the Second Party pursuant to this Agreement cannot be assigned. The title of this Agreement and the paragraph headings of this Agreement are not substantive parts of this Agreement and shall not limit or restrict the Agreement in any way. In construing this Agreement, neither of the parties hereto shall have any term or provision of this Agreement construed against such party solely by reason of such party having drafted
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same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and Second Party.

         8. EXCLUDED ACTIVITIES. The Employment Agreement between Second Party and the Company expressly authorizes and permits Second Party to serve in employment and ownership relationships with other entities which are not competitive with the Company ("Other Entities"). Neither this Agreement nor the assignment or relinquishment set forth in this Agreement affect, in any fashion, the rights of Second Party to serve in an employment, officer or ownership relationship with Other Entities, nor does it affect or alter the ownership rights of Other Entities provided Second Party complies with the terms of this Agreement. This Agreement is not binding on or enforceable against the Other Entities with which Second Party may be engaged in employment or other business relationships.

         9. SECOND PARTY ACKNOWLEDGMENT. The Second Party acknowledges that Second Party has voluntarily and knowingly entered into this Agreement and that this Agreement encompasses the full and complete agreement between the parties with respect to the matters set forth herein.

         Executed on this 1 day of April 2002.

BIODELIVERY SCIENCES INTERNATIONAL, INC.             SECOND PARTY

By:         /s/ James A. McNulty                /s/ Francis E. O'Donnell
         ---------------------------         -----------------------------------
         James A. McNulty  Its  CFO                 Francis E. O'Donnell